SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

November 17, 2008

CONSORTIUM SERVICE MANAGEMENT GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Texas	0-27359	74-2653437
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

500 North Shoreline Drive, Suite 701 North
Corpus Christi, TX 78471
(Address of principal executive offices) (Zip Code)

361-887-7546
(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The Registrant (“CSMG Technologies”) executed a Securities Purchase Agreement dated November 17, 2008 under which it agreed to issue to La Jolla Cove Investors, Inc. (“La Jolla”) a 6% Convertible Debenture dated November 17, 2008 in the principal amount of $1,500,000 that matures on November 30, 2011 (“First Convertible Debenture”). The principal and interest under the First Convertible Debenture are payable at the election of La Jolla in shares of CSMG common stock at the lesser of (i) $2.10 or (ii) 80% of the average of the three lowest volume weighted average prices (the daily volume weighted average price of CSMG’s common stock on the OTCBB or other trading market on which CSMG’s common stock might be listed or quoted as reported by Bloomberg Financial L.P.) during the 18 trading days prior to La Jolla’s election to convert. CSMG has the right to prepay any amount that La Jolla elects to convert if CSMG’s shares of common stock are less than $0.38 per share by making a payment of 118% of the dollar amount to be converted. Under the Securities Purchase Agreement, La Jolla paid $125,000 to CSMG and issued a Secured Promissory Note (the “First Secured Note”) in the amount of $1,375,000 dated November 17, 2008 that is due and payable on demand by CSMG at any time after November 30, 2011. Under the terms of the First Secured Note, La Jolla will pay interest of 6% per annum on the outstanding principal amount of the First Secured Note. La Jolla may elect to make prepayment of the principal and interest due under the First Secured Note commencing six months from the date of the First Secured Note in an amount not less than $250,000 so long as there is no event of default as defined under the First Convertible Debenture and the average volume weighted average price of CSMG’s common stock is not less than $0.25 per share for every period of ten consecutive trading days during the term of the Note. Under the Securities Purchase Agreement, La Jolla has the right to have CSMG issue a second, third and fourth convertible debenture, each in the principal amount of $1,500,000 with terms similar to the First Convertible Debenture, and issue second, third and fourth promissory notes, each in the principal amount of $1,100,000 and accompanied in each case by an immediate cash payment of $400,000 to CSMG with terms similar to the First Secured Note.

The terms of the Securities Purchase Agreement , the First Convertible Debenture and the First Secured Note described above are only a summary of these agreements and are qualified in their entirety by reference to each of the agreements which are attached hereto as Exhibits 10.1 through 10.3 respectively, and incorporated by reference into this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

CSMG entered into the First Convertible Debenture as described in response to Item 1.01 above, which description is incorporated by reference in this Item 2.03. Under the terms of the First Convertible Debenture, the principal and interest due may be accelerated if certain events of default occur, including, but not limited to, a default in payment of principal or interest that is due ad payable, CSMG’s failure to deliver the La Jolla either common stock in response to a conversion notice or cash to redeem such notice, a material uncured failure to perform or observe any convenant or agreement under the First Convertible Debenture or the Securities Purchase Agreement, and making a materially false or misleading representation, warranty or covenant under the First Convertible Debenture or the Securities Purchase Agreement at the date of closing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1 Securities Purchase Agreement Between CSMG Technologies, Inc. and La Jolla Cove Investors, Inc. dated November 17, 2008

10.2 6% Convertible Debenture dated November 17, 2008 issued by CSMG Technologies, Inc. to La Jolla Cove Investors, Inc.

10.3 Secured Promissory Note dated November 17, 2008 issued by La Jolla Cove Investors, Inc. to CSMG Technologies, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Consortium Service Management Group, Inc.

Date: November 20, 2008	By:	/s/ Donald S. Robbins
Donald S. Robbins
Chief Executive Officer